2

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement            [_] Confidential, For Use of the
                                               Commission Only (As Permitted by
                                               Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               GLOBAL AXCESS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    (3) Filing Party:

--------------------------------------------------------------------------------
    (4) Date Filed:

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
                               GLOBAL AXCESS CORP.
                           224 Ponte Vedra Park Drive
                        Ponte Vedra Beach, Florida 32082

                   TO THE STOCKHOLDERS OF GLOBAL AXCESS CORP.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Global Axcess Corp., a Nevada corporation (the "Company"), will be held at * at the offices of Global Axcess Corp., whose address is 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida, 32082, for the following purposes:

1. To elect six (6) directors of the Company to serve until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal 1);

2. To consider upon a proposal to amend the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of common stock from 75,000,000 to 125,000,000 (the text of the Amended Certificate of Incorporation of Global Axcess Corp. is attached hereto as Appendix A to the accompanying Proxy Statement), which such amendment shall not impact the number of authorized or status of the preferred stock (Proposal 2);

3. To ratify the selection of Weinberg & Company, P.A. as our independent auditors for the fiscal year ending December 31, 2003 (Proposal 3); and

4. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof (Proposal 4).

Only stockholders who own shares of our common stock at the close of business on *, 2003 are entitled to notice of and to vote at the annual meeting. You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope

You may also vote in person at the annual meeting, even if you use one of the three options listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to stockholders. Our annual report is not a part of this proxy statement.

By Order of the Board of Directors,





                             /s/Michael Dodak
                             ----------------
                             Michael Dodak
                             Chairman of the Board



Ponte Vedra Beach, Florida
____________, 2003

                               GLOBAL AXCESS CORP.
                           224 Ponte Vedra Park Drive
                        Ponte Vedra Beach, Florida 32082
                              (Tel) (904) 280-3950
                              (Fax) (904) 280-8588

             PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our *, 2003 annual meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote either by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy and our annual report will be mailed to all stockholders on or about September 15th, 2003. Our annual report is not a part of this proxy statement.

                      INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

*, 2003, 9:00 a.m. Eastern Standard Time

WHERE WILL THE ANNUAL MEETING BE HELD?

The meeting will be held at the corporate office of Global Axcess Corp. - 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida 32082.

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

You will be voting on the following matters:

1. ELECTION OF DIRECTORS. To elect six (6) directors to serve until the 2004 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. Amendment of the Certificate of Incorporation TO INCREASE OF THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY. To consider adopting the Certificate of Incorporation, as amended, that would increase the authorized number of shares of common stock from 75,000,000 shares to 125,000,000 shares;

3. RATIFICATION OF AUDITORS. To ratify the selection of Weinberg & Company, P.A. ("Weinberg") as independent auditors of the Company for the fiscal year ending December 31, 2003; and

4. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting. The Board of Directors is not aware of any other business to come before the Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on *, 2003 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. You are entitled to one vote for each share of common stock held on that date. On *, 2003, there were * shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS  HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS, THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND THE RATIFICATION OF THE APPOINTMENT OF WEINBERG AS AUDITORS.

HOW DO I VOTE BY PROXY?

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. Proxies should not be sent by the stockholder to the Company, but to Oxford Transfer & Registrar, the Company's Registrar and Transfer Agent, at 1000 S.W. Broadway, Suite 920, Portland, Oregon, 97205. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote FOR" or "AGAINST" or you may "ABSTAIN" from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

o    "FOR" the election of all of our nominees for directors;

o "FOR" the amendment of the Company's Certificate of Incorporation to increase the number of shares of common stock authorized from 75,000,000 shares to 125,000,000 shares; and

o "FOR" the ratification of Weinberg & Company, P.A. as our independent auditors.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1. Submitting another proxy by mail with a more recent date than that of the proxy first given;

2. Sending written notice of revocation to Oxford Transfer & Registrar, the Company's Registrar and Transfer Agent, at 1000 S.W. Broadway, Suite 920, Portland, Oregon, 97205.; or

3. Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE ANNUAL MEETING?

One-third of the outstanding shares of the Company common stock entitled to vote at the annual meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the annual meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

o Directors nominees are elected by a plurality of the votes cast in person or by proxy, provided that a quorum is present at the Meeting.

o The proposal to amend and restate the Company's Certificate of Incorporation to increase the number of authorized shares will require the affirmative vote of at least a majority of the Company's outstanding shares of Common Stock. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against amending the Company's Certificate of Incorporation.

o The ratification of the director's selection of Weinberg & Company, P.A. as the Company's independent auditors will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING DUE?

Any stockholder proposals for the 2004 annual meeting must be received by us, directed to the attention of the Company's secretary, Mr. Steven Mortensen, Global Axcess Corp., 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida 32082, no later than December 19, 2003. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

At the Meeting, six (6) directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Messrs. Michael Dodak, David Fann, Steven Mortensen, Donald Headlund, Lock Ireland and Robert Landis (collectively, the "Nominees").

Vote required: Directors must be elected by a plurality of all votes cast at the meeting. Votes withheld for any director will not be counted.

Voting by the Proxies: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why the nominees would not be able to serve, if a nominee were not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

General Information about the Nominees: The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees.

         Name                       Age                       Positions

         Michael Dodak              56               C.E.O. and Chairman
         David Fann                 48               President and Director
         Steven Mortensen           43               Secretary and Director
         Donald Headlund            69               Director
         Lock W. Ireland            59               Director
         Robert Landis              44               Director

Michael J. Dodak, Chairman of the Board and Chief Executive Officer
--------------------------------------------------------------------

Mr. Dodak has served as CEO and Chairman of the Board of Global Axcess Corp. since October 2001. Prior to joining the Company, Mr. Dodak was Chief Executive Officer of Nationwide Money Services, Inc., an independent ATM network operator and services provider that was sold by First Data Corporation in June 2001. Mr. Dodak joined Nationwide Money Services, Inc. as a controller in early 1996. He assumed the various duties of a controller including the production of financial statements, budgets, and the development of the Money Services, Inc. database. In June 1997 he was promoted to CEO. Prior to joining Nationwide, Mr. Dodak founded and served as Chief Financial Officer to several companies including an alternative energy company, a medical supply company and a for profit chain of schools. Earlier, he was a Senior Financial Analyst for Litton Industries and served as regional controller for Damon Corporation, a large provider of clinical lab services. He has Bachelor of Arts and MBA degrees from the University of California Los Angeles. Mr. Dodak is responsible for the day-to-day operations of the Company.

David W. Fann, President and Director
-------------------------------------

Mr. Fann has served as President and Director of the Company since January of 2002. Mr. Fann was the Chief Executive Officer and Chairman of the Board of TeraGlobal, Inc., a publicly traded company, from September 1998 through September 2000. He was president of TechnoVision Communications, Inc., a subsidiary of TeraGlobal, from November of 1995 to September 2000. Mr. Fann has also served as Vice President of Sales and Marketing for Quadraplex, Inc., a video network company. He co-founded Totally Automated Systems Communications, a Unix-based communications company, and acted as Vice President of that company from January 1993 through January 1995. From January 1987 through December 1992 he served as Operations Officer for Networks, Inc.

Donald Headlund, Director
-------------------------

Mr. Headlund has served on the Board of the Company since June 2002. Don Headlund is the President of Cardservice International, Inc., which owns approximately 9.94% of the Company's outstanding shares of common stock, where he leads all aspects of the company's finance, sales and marketing, technology and operations activities. He also serves on Cardservice International, Inc.'s board of directors. Mr. Headlund joined Cardservice International in July 1991 as an internal management consultant. Within a few months, he was appointed Chief Financial Officer, a position he held until May 2000, when he was named President. Prior to joining Cardservice International, Mr. Headlund served as President, Chief Executive Officer and director of Malibu Savings Bank from 1988 until 1991. Before joining Malibu Savings Bank, Mr. Headlund was President, Chief Executive Officer and a director at Valley Federal Savings and Loan Association for 20 years. Mr. Headlund is a former captain in the United States Air Force. He received a Bachelor of Arts degree in finance from Occidental College in Los Angeles, California.

Steven B. Mortensen, Secretary and Director
------------------------------------------
Mr. Mortensen has served as Director since August 2001 and has served as Secretary since December 2002. From 1996 to May 2001, Mr. Mortensen served as President and Chairman of the Board of Net Holdings.com, Inc., predecessor to Global Axcess Corp. Since 1990, Mr. Mortensen has advised both internationally and domestically based individuals, corporations, trusts and partnerships with regard to domestic and international investments. In the late 1980's, he served as Comptroller for Life Style Homes, Inc., a large residential homebuilder and also served as Senior Vice President of the "B" paper division of Trump Mortgage Group, Inc. Mr. Mortensen is Director of Outside Sales and also serves as Secretary for the Company and assists the CEO and President as needed.

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors.

Lock W. Ireland, Director
-------------------------

Presently, Mr. Ireland serves as a Consultant and Director for Resource Corporate Management, Inc. (RCMI), a company he led as President and CEO from 1994 through 2002. RCMI is engaged in marketing cost-efficient correspondent banking services to community banks via Banker's Banks across the United States. From 1987 through 1999, Mr. Ireland was President of Resource Bancshares, while simultaneously serving terms as Vice Chairman of Republic National Bank in Columbia, South Carolina (1987-1995) and as President and CEO of 1st Performance Bank in Jacksonville, Florida (1990-1994). In 1999, Mr. Ireland led an employee buy-out of Resource Bancshares Corporation. Beginning his career in 1969 as a bank examiner for Federal Reserve Bank in Dallas, Texas, Mr. Ireland spent the next 16 years serving in various positions and served as Executive Vice President and COO of Bankers Trust of South Carolina for the last three years. Mr. Ireland holds a Bachelor of Arts degree in Economics from North Carolina State University.

Mr. Ireland's professional and civic affiliations include past Chairman and current board member of JECO (Jacksonville Economic Co.), past Chairman and current board member of Junior Achievement for North East Florida, member of MENINAK, Jacksonville, Florida, and past Board of Governor for the Chamber of Commerce, Jacksonville, Florida.

Robert Jon Landis, CPA, MBA, Director
-------------------------------------

Mr. Landis serves as Chairman, Chief Financial Officer and Treasurer of Comprehensive Care Corporation, in Tampa Florida, a publicly-traded managed behavioral healthcare company with approximately $30 million in revenue. Mr. Landis has held this position since 1998. From 1993 to 1998, Mr. Landis served as Treasurer of Maxicare Health Plans, Inc of Los Angeles, California, a publicly-traded health maintenance organization with over $500 million in revenues and seven HMO's nationwide. Mr. Landis managed investment portfolios from $50 to $400 million for Maxicare. Mr. Landis is a member of the Institute of Management Accountants. In 1990, Mr.

Landis received his Masters in Business
Administration from California State University, Northridge and, in 1981, his Bachelor of Science Degree in Accounting from the University of Southern California.

ROLE OF THE BOARD

Pursuant to Nevada law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2002 BOARD MEETINGS

In 2002, the board met two (2) times. No director attended less than 100% of all of the combined total meetings of the board and the committees on which they served in 2002.

BOARD COMMITTEES

The Board of Directors has established an Audit Committee and a Compensation Committee. The Compensation Committee has met once in June of 2002. The function of the Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits. The Compensation Committee consists of the following members: Michael Dodak, Donald Headlund and Robert Jon Landis. Mr. Headlund shall serve as Chairman of the Compensation Committee.

As of July 17, 2003, the Audit Committee consists of the following members: Don Headlund, Lock Ireland and Robert Jon Landis. Mr. Ireland has been appointed to sit on the Audit Committee to serve as its audit committee financial expert and serve as it Chairman. Messrs. Landis and Ireland are considered independent. Responsibilities of the Committee will include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls,
(2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors.

No Directors were compensated in the fiscal year 2002. Each Director who served on the Board also served the Company in some capacity whether as an executive, officer, consultant or legal counsel. Each director for year 2002 who is not an employee of the Company is entitled to receive a director's fee of 100,000 options exercisable to purchase shares of Common Stock under the Stock Option Plan disbursed incrementally at 50,000 Options upon acceptance to the Board and an additional 50,000 after six months of service to the Board as a Director and 10,000 additional Options for every year of service thereafter. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board except where there are extraordinary expenses approved prior to the meeting by the CEO or President.

ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED ABOVE UNLESS YOU SPECIFY OTHERWISE.

                           RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS.

             PROPOSAL 2: AMENDMENT TO THE ARTICLES OF INCORPORATION
                           (ITEM 2 ON THE PROXY CARD)

The Board of the Company proposes amending the Company's certificate of incorporation to increase the number of authorized shares of common stock from 75,000,000 to 125,000,000. The Company currently has authorized capital stock of 75,000,000 of shares of common stock and approximately * shares of common stock are outstanding as of the Record Date and 25,000,000 shares of preferred stock and approximately no shares of preferred stock are outstanding as of the Record Date. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK
-----------------------------------

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.

As of the Record Date, a total of * shares of the Company's currently authorized shares of common stock are issued and outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. If approved, the Company has no present intentions to issue any of the newly authorized shares of common stock

The Company believes this dramatic increase is in the best interest of the Company because it would be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes, without the expense and time of obtaining stockholder approval.

In addition, one of the effects of proposed amendment might be to enable the Board to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

The amendment to the certificate of incorporation will not impact the Company's currently authorized 25,000,000 authorized shares of "blank check" preferred stock.

While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

UNLESS MARKED OTHERWISE, PROXIES RECIEVED WILL BE VOTED "FOR" THE APPROVAL OF THIS PROPOSAL NO.2., AMENDING THE CERTIFICATE OF INCORPORATION OF THE COMPANY, WHICH REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

Weinberg & Company, P.A. has served as the Company's independent auditors since June 27, 2003 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. Weinberg & Company, P.A. has no interest, financial or otherwise, in the Company.

A representative of Weinberg & Company, P.A. is not expected to be present at the Annual Meeting.

The proxy holders intend to vote the shares represented by proxies to ratify the Board of Directors' selection of Weinberg & Company, P.A. as the Company's independent auditors for the fiscal year ending December 31, 2003.

Audit and Related Fees

Audit Fees. The aggregate fees billed by Weinberg & Company, P.A. for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB during that fiscal year were $-0-.

Financial Information Systems Design and Implementation Fees. The Company did not engage Weinberg & Company, P.A. to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees. The aggregate fees billed by Weinberg & Company, P.A. for services rendered to the Company, other than the services covered in "Audit Fees" for the fiscal year ended December 31, 2002 were $-0-.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

                           RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF Weinberg & Company, P.A. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

         BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK OF PRINCIPAL
                     STOCKHOLDERS, DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of July 31, 2003.

o by each person who is known by us to beneficially own more than 5% of our common stock;

o    by each of our officers and directors; and

o    by all of our officers and directors as a group.

        -------------------------------------- ----------------------------------- ----------------------------------
        Name (Directors & Officers)            Number                              Percent (1)
        -------------------------------------- ----------------------------------- ----------------------------------
        Michael Dodak                          3,378,000                             9.02%
        -------------------------------------- ----------------------------------- ----------------------------------
        David Fann                             2,971,450                             7.93%
        -------------------------------------- ----------------------------------- ----------------------------------
        Steven Mortensen                       2,013,500                             5.37%
        -------------------------------------- ----------------------------------- ----------------------------------
        Robert Colabrese                         660,800                             1.07%
        -------------------------------------- ----------------------------------- ----------------------------------
        Donald Headlund (2)                       40,000                             0.00%
        -------------------------------------- ----------------------------------- ----------------------------------
        David Surette                            100,000                             0.003%
        -------------------------------------- ----------------------------------- ----------------------------------
        Lock W. Ireland                          400,000                             1.07%
        -------------------------------------- ----------------------------------- ----------------------------------
        Robert J. Landis                         100,000                             0.27%
        -------------------------------------- ----------------------------------- ----------------------------------
        All executive officers and directors   9,663,750                            25.79%
        as a group
        -------------------------------------- ----------------------------------- ----------------------------------
        Other 5% owners:
        -------------------------------------- ----------------------------------- ----------------------------------

        -------------------------------------- ----------------------------------- ----------------------------------
        Cardservices International, Inc. (2)   3,725,000                             9.94%
        -------------------------------------- ----------------------------------- ----------------------------------

(1)Based on 37,468,148 shares of common stock outstanding as of July 31, 2003.

(2)Does not include shares of common stock owned by Cardservices International. Donald Headlund is the President and an officer of Cardservices International. Mr. Headlund owns 600 shares of First Data Corporation, which is 100% owner of Cardservice International. Mr. Headlund owns approximately .0001% of the outstanding shares of common stock of First Data Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2002, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that, during fiscal year 2002, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

POLICY WITH RESPECT TO SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 2002 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 2003, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by us with respect to the fiscal year ended December 31, 2002 for the Chief Executive Officer and all other executive offices whose total cash compensation exceeds $100,000 in the fiscal year ended December 31, 2002:

                            ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                           -------------------------                   -------------------------------
                                                                       Restricted       Number of
                                                         Bonus and     Stock Award(s)   Securities
Name and                   Year Ended                   Other Annual                    Underlying
Principal Position         December 31,   Salary ($)      Salary ($)       ($)          Options/SARs(#) All Other
------------------         ------------   ----------      ----------       ---       -----------------  ---------
Compensation ($)
------------------
Michael Dodak              2002           $220,002               --        --           350,000               --
CEO and Chairman           2001           $109,283               --        --         2,822,250(1)            --
                           2000                 --               --        --                --               --

Robert Colabrese           2002           $120,478               --        --           200,000               --
  Executive Vice           2001            $67,522               --        --            25,000               --
  President of             2000                 --               --        --                --               --
  Sales

            (1) In 2001, 1,500,000 of the stock options granted to Mr. Dodak were subsequently cancelled in 2002.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information related to options granted to our named executive officers during the fiscal year ended December 31, 2002.

                                 Number of Securities     % of Total
                                      Underlying        Options Granted
                                     Options Granted     in Fiscal 2002  Exercise Price  Expiration
              Name                        (1)                 (2)           Per Share       Date (3)
              ----                        ---                 ---           ---------       --------
                                                                                              Upon
              Michael Dodak          350,000              14.8%            $0.18       termination

                                                                                              Upon
              Robert Colabrese       200,000               8.4%            $0.18       termination

(1)      The options granted are only 25% vested during 2002.
(2) Based on a total of 2,370,000 options granted during the fiscal year ended December 31, 2002.
(3)      Options may terminate before their
         expiration date upon death, disability, or termination of employment.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2002 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on December 31, 2002.

                                                            Number of Securities
                       Shares Acquired       Value             Underlying Options       Value of In-The-Money Options
                       on Exercise (#)  Realized ($)(1)         at Year End (#)               at Year-End ($)(2)
                       --------------   ---------------  -----------------------------          -----------------------------
                                                         Exercisable    Unexercisable   Exercisable    Unexercisable
   Name                                                  -----------    --------------  ------------   -------------
   -----
   Mike Dodak                 --               --            87,500         262,500           $0              $0

   Robert Colabrese           --               --            68,750         156,250           $0              $0

                                                                              --            --              --

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $0.06 of our common stock as reported on the OTC Bulletin
Board on December 31, 2002, the last trading day of our 2002 fiscal year.
None of these options are currently in the money.

EMPLOYMENT AND MANAGEMENT AGREEMENTS

         The Company has the following employment contracts with the named executive officers:

Michael Dodak has a two year employment contract from November 1, 2001 to December 31, 2003, which has been extended for two additional years until December 31, 2005 under Board and Mr. Dodak's approval. The agreement provides Mr. Dodak with the following compensation: an annual salary of $220,000; an annual bonus to be determined and awarded by the Compensation Committee; a signing bonus of 1,322,250 shares of restricted stock; and a 12 month severance agreement.

David Fann has a two year employment contract from April 29, 2002 to April 29, 2004, which has been extended for two additional years until April 29, 2006 under Board and Mr. Fann's approval. For performance as a director and officer, the Company will compensate Mr. Fann with the following: an monthly salary of $7,500 per month, which may be increased to up to $200,000 per year once certain milestones have been achieved and an annual bonus and stock options to be determined and awarded by the Compensation Committee.

STOCK OPTION PLAN

On June 18, 2002, the Company's Board of Directors approved the 2002 Incentive Stock Plan, which was also approved on September 6, 2002. The Plan provides for the grant of incentive stock options, non-qualified options, and stock awards, to purchase up to 5,000,000 shares of common stock to officers, directors, employees, and other qualified persons selected by the Plan Administrator (which currently is the Compensation Committee of the Board). The Plan is intended to help attract and retain key employees and any other persons that may be selected by the Plan Administrator and to give them an equity incentive to achieve the Company's objectives.

Incentive stock options may be granted to any individual who, at the time of grant, is an employee of Global Axcess Corp. or any subsidiary. Non-qualified stock options may be granted to employees and other persons selected by the Plan Administrator. The Plan Administrator uses its discretion to fix the exercise price for options, subject to certain minimum exercise prices in the case of incentive stock options. Options will not be exercisable until they vest according to a vesting schedule specified by the Plan Administrator at the time of grant of the option.

Options are non-transferable except by will or the laws of descent and distribution. With certain exceptions, vested but unexercised options terminate on the earlier of:

|X|        the expiry of the option term specified by the Plan Administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than 10% stockholders, a maximum of five years);

|X|      the date an optionee's employment or contractual relationship with
Global Axcess Corp. or any subsidiary is terminated for cause;

|X|      the expiry of three months from the date an optionee's employment or contractual relationship with Global Axcess Corp. or any subsidiary is terminated for any reason, other than cause, death or disability; or

|X|      the expiry of one year from the date of death of an optionee or cessation of an optionee's employment or contractual relationship by death or disability.

Unless accelerated in accordance with the Plan, unvested options terminate immediately on termination of employment of the optionee by Global Axcess Corp. for any reason whatsoever, including death or disability.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2001, the Company issued 873,750 shares of its common stock to Michael Dodak, an officer and director, for consulting services rendered to the Company valued at $874.

In January 2001, the Company issued 873,750 shares of its common stock to Dick Wray, a director, for consulting services rendered to the Company valued at $874.

In January 2001, the Company issued 873,750 shares of its common stock to David Fann, an officer, for consulting services rendered to the Company valued at $874.

In January 2001, the Company issued 623,750 shares of its common stock to an entity controlled by Daryl Idler for consulting services rendered to the Company valued at $623.

In June 2001, the Company issued 100,000 shares of its common stock to Fred Luke, a stockholder of the Company, for consulting services rendered to the Company valued at $100,000.

In January 2002, the Company issued 1,076,250 shares of its commons stock to Daryl Idler, a stockholder and fomer director of the Company, for a signing bonus payable of $139,912.

In January 2002, the Company issued 1,562,666 shares of its commons stock to Steven Mortensen, a stockholder and director of the Company, for a signing bonus payable of $203,147.

In January 2002, the Company issued 1,322,250 shares of its common stock to Michael Dodak, a stockholder, officer, and director of the Company, for a signing bonus payable of $171,892.

As of December 31, 2002, the Company had an unsecured promissory note in the amount of $487,962 outstanding payable to a stockholder of the Company. The note bears interest in the amount of 8% and is due in June 2006. In addition, as of December 31, 2002, the Company had a secured promissory note outstanding in the amount of $209,129 payable to Cardservices International, Inc., the former parent company of Nationwide Money Services, Inc., and is presently a shareholder of the Company. The note bears interest in the amount of 8%, is secured by the Company's assets. There are also two officer's that have loaned the Company on non-interest bearing notes in 2002 in the amounts of $257,447 and $5,000, respectively.

ANNUAL REPORT ON FORM 10-KSB BAD PAGE BREAK

The Company will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

                     By Order of the Board of Directors





                           /s/Michael Dodak
                           ----------------
                           Michael Dodak
                           Chairman of the Board



Dated: ___________, 2003
Ponte Vedra Beach, Florida

                           CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                               GLOBAL AXCESS CORP.

          Global Axcess Corp., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

         "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOUR of the Certificate of Incorporation be amended to read as follows:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Certificate of Incorporation be superceded and replaced as follows:

Capital Stock.     The aggregate number of shares of all classes of stock,
which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) of which One Hundred Twenty Five Million (125,000,000) shares will be designated $.001 par value common stock ("Common Stock"), and Twenty Five Million (25,000,000) shares shall be designated $.001 par value preferred stock ("Preferred Stock"). Without further authorization from the shareholders, the Board of Directors shall have the authority to divide the Common Stock into separate classes or series with such designations, preferences or other special rights, or qualifications, limitations or restrictions thereof prior to issuance of any or all of the shares of such Common Stock, and to forward or reverse split or divide into separate such issues shares of Common Stock without affecting the total number of shares of Common Stock authorized hereby, and, further, to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the Corporation's shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Common Stock or Preferred Stock shall be paid; the rights, if any, of the holders of such class or series of the Common Stock or Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Common Stock or Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Common Stock or Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Common Stock or Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or series of Common Stock or Preferred Stock. Any and all shares of the corporations preferred stock authorized or issued and outstanding are hereby canceled and any class of preferred stock created prior to the date hereof is hereby abolished and such shares are hereby considered undesignated and part of the preferred stock hereby created and authorized. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized. As of the date hereof, there are no shares of Preferred Stock issued or outstanding.

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."

          SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ___ day of _____ 2003.



                  By:___________________________
                  Name:    Michael Dodak
                  Title:   Chief Executive Officer


                  By:___________________________
                  Name:    Steven Mortensen
                  Title:   Secretary

         PROXY
                               GLOBAL AXCESS CORP.
                   ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD
                                     *, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints DAVID FANN and STEVEN MORTENSEN and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on *, 2003, at 9:00 P.M., local time, at is 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida, 32082, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND EACH OF THE LISTED PROPOSALS.

Proposal(1) The election as directors of all nominees listed below to serve until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

              Nominees:
     01)    Michael Dodak               02)    David Fann                  03)    Steven Mortensen
     04)    Donald Headlund             05)    Lock W. Ireland             06)    Robert Jon Landis

              FOR ALL [___]                  WITHHOLD ALL [___]                 FOR ALL EXCEPT [___]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Proposal (2) Amending the Company's Certificate of Incorporation to increase the Company's authorized shares of common stock from 75,000,000 shares to 125,000,000 shares.

                          FOR|_| AGAINST|_| ABSTAIN|_|

Proposal (3)Ratification of the appointment of Weinberg & Company, P.A. as auditors of the Company for the fiscal year ending December 31, 2003.

                          FOR|_| AGAINST|_| ABSTAIN|_|

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (2) and (3). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended December 31, 2003.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box) [ ________ ] DATE: _______, 2003 Signature (Joint owners) [_________ ] DATE: _______, 2003